Exhibit 99.1
Rapid7 Announces Second Quarter 2021 Financial Results

•Annualized recurring revenue (ARR) of $488.9 million, an increase of 29% year-over-year
•Revenue of $126.4 million, up 28% year-over-year; Products revenue of $119.1 million, up 29% year-over-year
•Total customer growth of 13% year-over-year
•Total ARR per customer growth of 14% year-over-year
Boston, MA – August 4, 2021 – Rapid7, Inc. (Nasdaq: RPD), a leading provider of security analytics and automation, today announced its financial results for the second quarter of 2021.

"Strong demand across Rapid7's Insight Platform drove second quarter ending ARR of approximately $489 million, growth of 29% year-over-year, validating both our strategy and execution as we continue on our journey to make the best in security operations accessible and achievable for all," said Corey Thomas, Chairman and CEO of Rapid7.

"Companies of all sizes are being met by a shifting attacker landscape as they dramatically increase their focus on delivering world-class digital and remote experiences to keep up with the pace of innovation. It is clear that our ability to meet customers where they are in their SecOps journey with leading capabilities across detection & response, vulnerability risk management, and cloud security is resonating. With the recent addition of IntSights leading threat intelligence capabilities, Rapid7 is even better positioned to lead the charge in enabling customers to drive security transformation alongside their digital investments."
CFO Future Retirement
The company also announced that Jeffrey Kalowski, who has served as Rapid7's Chief Financial Officer since January 2017, has informed the company of his intent to retire from his position in 2022. Kalowski will remain in his current position until a successor is named in order to facilitate a smooth transition. Rapid7 is initiating a search for a new Chief Financial Officer and will consider internal and external candidates.
“On behalf of the entire Rapid7 organization I want to thank Jeff for his leadership in helping to guide Rapid7 through a period of tremendous growth,” said Corey Thomas. “Jeff has been instrumental in transitioning and scaling our recurring revenue business over the past 5 years while helping to build a world class culture at Rapid7, and I look forward to his continued partnership into next year.”
Second Quarter 2021 Financial Results and Other Metrics

	Three Months Ended June 30,
	2021	2020	% Change
	(dollars in thousands)
Annualized recurring revenue	$488,860	$379,891	29%
Number of customers (1)	9,315	8,223	13%
ARR per customer (1)	$52.5	$46.2	14%
(1) Number of customers and ARR per customer are based on our new customer count methodology provided at our virtual investor day on March 10, 2021. Prior period amounts have been revised to conform with the modified definitions provided in the Non-GAAP Financial Measures and Other Metrics section below.

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	Three Months Ended June 30,
	2021	2020	% Change
	(in thousands, except per share data)
Products revenue	$119,147	$92,430	29%
Professional services revenue	7,274	6,482	12%
Total revenue	$126,421	$98,912	28%

North America revenue	$103,485	$82,557	25%
Rest of world revenue	22,936	16,355	40%
Total revenue	$126,421	$98,912	28%

GAAP gross profit	$87,113	$69,831
GAAP gross margin	69%	71%
Non-GAAP gross profit	$91,845	$73,137
Non-GAAP gross margin	73%	74%

GAAP loss from operations	$(21,926)	$(15,732)
GAAP operating margin	(17)%	(16)%
Non-GAAP income from operations	$6,070	$4,265
Non-GAAP operating margin	5%	4%

GAAP net loss	$(34,164)	$(21,466)
GAAP net loss per share, basic and diluted	$(0.62)	$(0.42)
Non-GAAP net income	$3,930	$2,795
Non-GAAP net income per share, basic	$0.07	$0.06
Non-GAAP net income per share, diluted	$0.07	$0.05

Adjusted EBITDA	$10,030	$7,556

Net cash provided by operating activities	$9,186	$442
Free cash flow	$5,040	$(2,231)
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
Recent Business Highlights

•On July 16, 2021, Rapid7 closed the acquisition of IntSights Cyber Intelligence Ltd. (IntSights), a leading provider of cybersecurity threat intelligence. IntSights will extend the core capabilities of Rapid7's Insight Platform, enabling more comprehensive monitoring across internal and external attack surfaces to help drive proactive threat mitigation across our customers' digital footprints.
•In July 2021, Rapid7 was recognized as a Leader in Gartner's 2021 Magic Quadrant for Security Information and Event Management (SIEM) for the second year in a row.
•In July 2021, Rapid7 announced the launch of InsightCloudSec, an integrated Cloud-Native Security Platform (CNSP) that brings together the cloud and container security capabilities of DivvyCloud and Alcide into one seamless cloud security solution as part of Rapid7's Insight Platform.
•In June 2021, Rapid7 was named a Visionary in Gartner's 2021 Magic Quadrant for Application Security Testing.
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Third Quarter and Full-Year 2021 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP (loss) income from operations, non-GAAP net loss per share and free cash flow to be in the following ranges:

Third Quarter and Full-Year 2021 Guidance (in millions, except per share data)

	Third Quarter 2021			Full-Year 2021
Annualized recurring revenue				Approximately $576.0
Revenue	$133.4	to	$135.0	$520.0	to	$524.0
Year-over-year growth	27%	to	28%	26%	to	27%
Non-GAAP (loss) income from operations			$(0.5)			$7.0
Non-GAAP net loss per share			$(0.07)			$(0.09)
Weighted average shares outstanding, basic and diluted			56.1			55.3
Free cash flow				Approximately $20.0
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the third quarter and full-year 2021 includes the contribution from the acquisition of IntSights as of July 16, 2021 and does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, such as certain acquisition-related expenses, litigation-related expenses and the amortization of intangible assets associated with the IntSights acquisition for the third and fourth quarters of 2021, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, August 4, 2021, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 5589334) until August 11, 2021. A webcast replay will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 9,300 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall
rapid7.com

understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain other items such as acquisition-related expenses, litigation-related expenses and induced conversion expense. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the first quarter of 2021 partial repurchase of our 1.25% convertible senior notes due 2023, we incurred an induced conversion expense of $2.7 million. We exclude induced conversion expense because this amount is not indicative of the performance of, or trends in, our business and neither is comparable to the prior period nor predictive of future results.
Litigation-related expenses. We exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us related to significant litigation outside the ordinary course of business. We believe it is useful to exclude such expenses because we do not consider such amounts to be part of our ongoing operations.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results. Our acquisition-related expenses for the three and six months ended June 30, 2021 include $9.0 million of tax expense related to the sale of acquired intellectual property through an intercompany transaction related to the Alcide acquisition.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain other items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as net cash provided by (used in) operating activities less purchases of property and equipment and capitalization of internal-use software costs.
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Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (ARR). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the third quarter and full year 2021, the assumptions underlying such guidance and the timing of global economic recovery and the anticipated impact of COVID-19 on our guidance, business, financial condition, the impact of the acquisition of IntSights on our products, strategy and future results of operations, including plans for IntSights technology and the benefits of its technology on the core capabilities of our Insight Platform. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, risks arising from the ongoing COVID-19 pandemic, fluctuations in our quarterly results, failure to meet our publicly announced guidance or other expectations about our business, our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, our customers renewal of their subscriptions with us, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2021 and in the subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Sunil Shah
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4240

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RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$493,568	$173,617
Short-term investments	114,284	138,839
Accounts receivable, net	98,483	111,599
Deferred contract acquisition and fulfillment costs, current portion	23,960	21,536
Prepaid expenses and other current assets	27,555	27,844
Total current assets	757,850	473,435
Long-term investments	5,377	10,124
Property and equipment, net	49,431	53,114
Operating lease right-of-use assets	63,472	67,178
Deferred contract acquisition and fulfillment costs, non-current portion	46,132	43,103
Goodwill	254,418	213,601
Intangible assets, net	54,179	44,296
Other assets	9,450	8,271
Total assets	$1,240,309	$913,122
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,063	$3,860
Accrued expenses	55,633	61,677
Operating lease liabilities, current portion	9,285	9,612
Deferred revenue, current portion	302,186	278,585
Convertible senior notes, current portion, net	44,730	—
Other current liabilities	303	—
Total current liabilities	414,200	353,734
Convertible senior notes, non-current portion, net	810,093	378,586
Operating lease liabilities, non-current portion	71,691	75,737
Deferred revenue, non-current portion	30,124	31,365
Other long-term liabilities	9,596	2,164
Total liabilities	1,335,704	841,586
Stockholders’ equity (deficit):
Common stock	557	522
Treasury stock	(4,764)	(4,764)
Additional paid-in-capital	562,652	692,603
Accumulated other comprehensive (loss) income	(137)	454
Accumulated deficit	(653,703)	(617,279)
Total stockholders’ equity (deficit)	(95,395)	71,536
Total liabilities and stockholders’ equity (deficit)	$1,240,309	$913,122

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Products	$119,147	$92,430	$228,432	$179,979
Professional services	7,274	6,482	15,440	13,273
Total revenue	126,421	98,912	243,872	193,252
Cost of revenue:
Products	33,169	23,118	62,819	44,373
Professional services	6,139	5,963	12,778	12,422
Total cost of revenue	39,308	29,081	75,597	56,795
Total gross profit	87,113	69,831	168,275	136,457
Operating expenses:
Research and development	35,305	26,120	68,385	50,322
Sales and marketing	56,246	44,959	111,224	93,104
General and administrative	17,488	14,484	33,708	28,583
Total operating expenses	109,039	85,563	213,317	172,009
Loss from operations	(21,926)	(15,732)	(45,042)	(35,552)
Other income (expense), net:
Interest income	122	208	218	1,256
Interest expense	(3,059)	(5,917)	(8,453)	(9,379)
Other income (expense), net	148	210	(919)	(237)
Loss before income taxes	(24,715)	(21,231)	(54,196)	(43,912)
Provision for income taxes	9,449	235	9,813	478
Net loss	$(34,164)	$(21,466)	$(64,009)	$(44,390)
Net loss per share, basic and diluted	$(0.62)	$(0.42)	$(1.18)	$(0.88)
Weighted-average common shares outstanding, basic and diluted	55,392,383	50,695,706	54,169,464	50,411,508

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(34,164)	$(21,466)	$(64,009)	$(44,390)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	7,028	5,576	13,768	10,419
Amortization of debt discount and issuance costs	1,133	4,264	1,791	7,007
Stock-based compensation expense	23,814	16,446	44,676	29,793
Deferred income taxes	3,924	—	3,924	—
Induced conversion expense	—	—	2,740	—
Other	42	224	1,446	1,060
Change in operating assets and liabilities:
Accounts receivable	(21,598)	(11,773)	12,816	10,835
Deferred contract acquisition and fulfillment costs	(3,497)	(2,478)	(5,453)	(2,994)
Prepaid expenses and other assets	530	1,638	394	1,773
Accounts payable	(1,879)	(3,873)	(1,329)	137
Accrued expenses	7,837	7,126	(7,592)	(7,437)
Deferred revenue	21,233	4,675	22,220	(11,996)
Other liabilities	4,783	83	4,389	(980)
Net cash provided by (used in) operating activities	9,186	442	29,781	(6,773)
Cash flows from investing activities:
Business acquisition, net of cash acquired	(2,700)	(125,771)	(52,420)	(125,771)
Purchases of property and equipment	(1,699)	(1,199)	(2,671)	(3,955)
Capitalization of internal-use software costs	(2,447)	(1,474)	(4,205)	(2,948)
Purchases of investments	(52,914)	(24,987)	(59,308)	(49,259)
Sales/maturities of investments	46,038	32,675	87,938	146,599
Other	—	—	(1,500)	—
Net cash used in investing activities	(13,722)	(120,756)	(32,166)	(35,334)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid	(1,660)	223,500	585,440	223,500
Purchase of capped calls related to convertible senior notes	—	(27,255)	(76,020)	(27,255)
Payments of debt issuance costs	—	(248)	—	(248)
Payments for repurchase of convertible senior notes	(2,002)	—	(184,649)	—
Payments related to business acquisition	—	—	(2,431)	—
Taxes paid related to net share settlement of equity awards	(3,347)	(1,917)	(6,671)	(3,450)
Proceeds from employee stock purchase plan	—	—	4,467	3,346
Proceeds from stock option exercises	1,103	2,167	2,530	3,728
Net cash (used in) provided by financing activities	(5,906)	196,247	322,666	199,621
Effects of exchange rates on cash, cash equivalents and restricted cash	207	259	(293)	(301)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,235)	76,192	319,988	157,213
Cash, cash equivalents and restricted cash, beginning of period	503,840	204,434	173,617	123,413
Cash, cash equivalents and restricted cash, end of period	$493,605	$280,626	$493,605	$280,626

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP gross profit	$87,113	$69,831	$168,275	$136,457
Add: Stock-based compensation expense[1]	1,812	1,131	3,366	2,062
Add: Amortization of acquired intangible assets[2]	2,920	2,175	5,661	3,833
Non-GAAP gross profit	$91,845	$73,137	$177,302	$142,352
Non-GAAP gross margin	72.7%	73.9%	72.7%	73.7%

GAAP gross profit - Products	$85,978	$69,312	$165,613	$135,606
Add: Stock-based compensation expense	1,200	710	2,218	1,283
Add: Amortization of acquired intangible assets	2,920	2,175	5,661	3,833
Non-GAAP gross profit - Products	$90,098	$72,197	$173,492	$140,722
Non-GAAP gross margin - Products	75.6%	78.1%	75.9%	78.2%

GAAP gross profit - Professional services	$1,135	$519	$2,662	$851
Add: Stock-based compensation expense	612	421	1,148	779
Non-GAAP gross profit - Professional services	$1,747	$940	$3,810	$1,630
Non-GAAP gross margin - Professional services	24.0%	14.5%	24.7%	12.3%

GAAP loss from operations	$(21,926)	$(15,732)	$(45,042)	$(35,552)
Add: Stock-based compensation expense[1]	23,814	16,446	44,676	29,793
Add: Amortization of acquired intangible assets[2]	3,068	2,285	5,957	3,975
Add: Acquisition-related expenses[3]	863	831	2,031	1,138
Add: Litigation-related expenses[4]	251	435	354	978
Non-GAAP income from operations	$6,070	$4,265	$7,976	$332

GAAP net loss	$(34,164)	$(21,466)	$(64,009)	$(44,390)
Add: Stock-based compensation expense[1]	23,814	16,446	44,676	29,793
Add: Amortization of acquired intangible assets[2]	3,068	2,285	5,957	3,975
Add: Acquisition-related expenses[3]	9,828	831	10,996	1,138
Add: Litigation-related expenses[4]	251	435	354	978
Add: Amortization of debt discount and issuance costs	1,133	4,264	1,791	7,007
Add: Induced conversion expense	—	—	2,740	—
Non-GAAP net income (loss)	$3,930	$2,795	$2,505	$(1,499)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic	$(0.62)	$(0.42)	$(1.18)	$(0.88)
Non-GAAP adjustments to net loss	0.69	0.48	1.23	0.85
Non-GAAP net income (loss) per share, basic	$0.07	$0.06	$0.05	$(0.03)

Reconciliation of net income (loss) per share, diluted
GAAP net loss per share, diluted	$(0.62)	$(0.42)	$(1.18)	$(0.88)
Non-GAAP adjustments to net loss	0.69	0.47	1.22	0.85
Non-GAAP net income (loss) per share, diluted	$0.07	$0.05	$0.04	$(0.03)

Weighted average shares used in GAAP and non-GAAP per share calculation, basic and diluted	55,392,383	50,695,706	54,169,464	50,411,508

Weighted average shares used in GAAP and non-GAAP per share calculation:
Basic	55,392,383	50,695,706	54,169,464	50,411,508
Diluted	57,731,694	53,063,261	56,626,465	50,411,508

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$1,812	$1,131	$3,366	$2,062
Research and development	9,420	6,389	17,235	11,034
Sales and marketing	6,038	4,345	11,784	8,023
General and administrative	6,544	4,581	12,291	8,674

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$2,920	$2,175	$5,661	$3,833
Sales and marketing	103	80	206	112
General and administrative	45	30	90	30

[3] Includes acquisition-related expenses as follows:
Sales and marketing	$—	$—	$122	$—
General and administrative	863	831	1,909	1,138
Provision for income taxes	8,965	—	8,965	—

[4] Includes litigation-related expenses as follows:
General and administrative	$251	$435	$354	$978

RAPID7, INC.
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(34,164)	$(21,466)	$(64,009)	$(44,390)
Interest income	(122)	(208)	(218)	(1,256)
Interest expense	3,059	5,917	8,453	9,379
Other (income) expense, net	(148)	(210)	919	237
Provision for income taxes	9,449	235	9,813	478
Depreciation expense	3,053	2,740	6,047	5,415
Amortization of intangible assets	3,975	2,836	7,721	5,004
Stock-based compensation expense	23,814	16,446	44,676	29,793
Acquisition-related expenses	863	831	2,031	1,138
Litigation-related expenses	251	435	354	978
Adjusted EBITDA	$10,030	$7,556	$15,787	$6,776

RAPID7, INC.
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$9,186	$442	$29,781	$(6,773)
Less: Purchases of property and equipment	(1,699)	(1,199)	(2,671)	(3,955)
Less: Capitalized internal-use software costs	(2,447)	(1,474)	(4,205)	(2,948)
Free cash flow	$5,040	$(2,231)	$22,905	$(13,676)

Third Quarter and Full-Year 2021 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Third Quarter	Full-Year
	2021	2021
Reconciliation of GAAP to non-GAAP loss from operations:
Anticipated GAAP loss from operations	$(37.8)	$(117.8)
Add: Anticipated stock-based compensation expense	28.7	103.6
Add: Anticipated amortization of acquired intangible assets	3.1	11.9
Add: Anticipated acquisition-related expenses	5.5	8.9
Add: Anticipated litigation-related expenses	—	0.4
Anticipated non-GAAP (loss) income from operations	$(0.5)	$7.0

Reconciliation of GAAP to non-GAAP net loss:
Anticipated GAAP net loss	$(42.3)	$(145.7)
Add: Anticipated stock-based compensation expense	28.7	103.6
Add: Anticipated amortization of acquired intangible assets	3.1	11.9
Add: Anticipated acquisition-related expenses	5.5	17.9
Add: Anticipated litigation-related expenses	—	0.4
Add: Anticipated amortization of debt issuance costs	1.2	4.1
Add: Anticipated induced conversion expense	—	2.7
Anticipated non-GAAP net loss	$(3.8)	$(5.1)

Anticipated GAAP net loss per share, basic and diluted	$(0.75)	$(2.63)
Anticipated non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.09)

Weighted average shares used in GAAP per share calculation, basic and diluted	56.1	55.3
The reconciliation does not reflect any items that are unknown at this time, such as certain acquisition-related expenses, litigation-related expenses and the amortization of acquired intangible assets associated with the IntSights acquisition, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

Full-Year 2021
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$37.0
Purchases of property and equipment	(8.5)
Capitalized internal-use software costs	(8.5)
Free cash flow	$20.0